Scientigo and Ribstone Team Up to Offer Technology to be
                      Integrated into Canon U.S.A. Copiers

 Scientigo Enterprise Search and Automated Coding & Indexing Applications to be
             Innovative Features to Improve the Photo Copy Workflow

Charlotte, NC and Chicago, IL - September 21, 2005 - Working to provide customers with the most compelling document and content management solutions, Market Central, Inc. (OTC BB: MKTE), (d.b.a. Scientigo(TM)), an emerging technology leader that invented, patented, and is now licensing the next-generation of intelligent document recognition, enterprise content management, and search technologies and Ribstone Systems, a developer of document capture and processing solutions, today announced they are jointly developing and will offer solutions to help companies gain a competitive advantage through automated coding & indexing of photo copied documents and the ability to search and find documents, enterprise wide.

Eric Rodriguez, President of Ribstone commented, "Leveraging Scientigo's technology will give Ribstone clients the most feature rich scanning applications available on the market today. The convergence of our technologies will generate dynamic enterprise workflow applications."

As part of the partnership agreement, Scientigo has agreed to license its patented search, automated coding and indexing applications to be integrated with Ribstone's Canon Compatible(TM) document scanning and processing engine. Now, with Ribstone's integration of Scientigo's Tigo technology, document indexing and coding that has historically been handled manually can largely be handled by the Ribstone engine at any Ribstone supported copier. Ribstone products are used in conjunction with most Canon imageRUNNER multifunction office copiers and may be purchased through the Canon USA reseller channel.

These technologies offered by Ribstone and Scientigo will provide levels of document processing automation, accuracy and precise search capabilities that the industry has not seen before. The new application is slated for deployment to select customers in the first quarter 2006.

"Consistent with Scientigo's corporate strategy to license our technology and make companies better at what they do and in return deliver enterprise business value, we our extremely excited about the opportunity to work with Ribstone," said Doyal Bryant, President and Chief Executive Officer at Scientigo. "This is another great example of Scientigo's technologies being integrated to achieve higher document management standards with accurate and faster search results within the enterprise workflow."

About Ribstone Systems

Ribstone Systems, a Chicago-based company, has become an industry leader in the convergence of office technologies by offering the most dynamic solutions for scanning, image-processing and printing in document intensive business environments. Ribstone Systems helps clients leverage multifunction products by marrying intuitive and feature-rich software to the latest generation of office copiers. For more information about Ribstone please visit www.ribstoneusa.com
                                                          -------------------

About Scientigo

Scientigo (pronounced "C N T Go") is an emerging technology leader that invented, patented, and is now licensing the next-generation of intelligent document recognition, enterprise content management, and search technologies for consumers and the enterprise. Scientigo's patented

"Tigo" technology creates order from information chaos with unprecedented accuracy and relevance, using artificial intelligence to make it faster, easier, and less costly to capture, file, organize, and retrieve any type of information. This boosts employee productivity and corporate agility, reduces document management and research costs, and delivers ROI practically overnight. World-leading third-party independent software and solution providers are licensing Scientigo's technologies to dramatically improve the capabilities, benefits, and market appeal of their offerings; and to speed their time-to-market for the next-generation of intelligent information acquisition and retrieval systems. Scientigo can be reached on the Web at http://www.Scientigo.com.
------------------------

NOTE TO PRESS:

Comprehensive resources are available for this story, including people and/or product photographs, company and/or product logos, executive interviews, industry sources, analyst contacts, answers to frequently asked questions, industry research and data, white papers, corporate and product briefs, and more. Please contact Mike Lizun at Gregory FCA, at 610-642-8253 or Mike@GregoryFCA.com.
-------------------

For Scientigo Investor Relations contact:
Vince Buczek
Phone: 704-506-3098
Email: vbuczek@scientigo.com
       ---------------------

For customers interested in learning more about Ribstone's products contact:
John Campbell
Sales & Marketing
Phone: ###-##-####
Email: jcampbell@ribstoneusa.com
       -------------------------

For customers interested in learning more about Scientigo's technology contact:
Paul Griffin
Sales & Marketing
Phone: 704-837-0475
Email: pgriffin@scientigo.com
       ----------------------


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